Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER OF CBIZ, INC.
This certification is provided pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, and accompanies the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) of CBIZ, Inc. (the “Issuer”) filed with the Securities and Exchange Commission on the date hereof.
I, Steven L. Gerard, the Chief Executive Officer of the Issuer, certify that to the best of my knowledge:
(i)	the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 15, 2011	/s/ STEVEN L. GERARD
Steven L. Gerard
Chief Executive Officer

Subscribed and sworn to before me
this 15th day of March, 2011.

/s/ MICHAEL W. GLEESPEN
Name:	Michael W. Gleespen
Title:	Notary Public & Attorney-At-Law Registered in Franklin County, Ohio No Expiration Date